SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                        SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
[ ]  Preliminary Proxy Statement
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     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                    CBL & ASSOCIATES PROPERTIES, INC.
            (Name of Registrant as Specified In Its Charter)
                      ___________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
LETTERHEAD OF THE COMPANY


                                March 27, 1998


Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders which will be held at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee, on Thursday, April 30, 1998 at
11:00 a.m.(EDT).

        The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

        I look forward to personally meeting all stockholders who are able to attend.

                                Sincerely,

                                 /s/  CHARLES B. LEBOVITZ

                                CHARLES B. LEBOVITZ
                                Chairman of the Board, President
                                and Chief Executive Officer

                   CBL & ASSOCIATES PROPERTIES, INC.

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            APRIL 30, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), will be held at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee 37402, on Thursday, April 30, 1998 at 11:00 a.m. (EDT) for the following purposes:

     1. To re-elect two directors to serve for a term of three years and until their respective successors are elected and qualified;

     2. To act upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1998; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on March 16, 1998, as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy promptly in order to ensure representation of your shares. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Returning your Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option.

                            By Order of the Board of Directors

                             /s/ JOHN N. FOY

                            JOHN N. FOY
                            Secretary


Chattanooga, Tennessee
March 27, 1998

                           PROXY STATEMENT

                  CBL & ASSOCIATES PROPERTIES, INC.
                              SUITE 300
                           6148 LEE HIGHWAY
                     CHATTANOOGA, TENNESSEE 37421

                    ANNUAL MEETING OF STOCKHOLDERS
                            APRIL 30, 1998


                               PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation
(the "Company"), for use at the annual meeting of stockholders (the
"Annual Meeting") of the Company to be held at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee, on Thursday, April 30, 1998, at 11:00 a.m. (EDT) and at any and all postponements or adjournments thereof. Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram or personal interview and will not receive additional compensation for such services. In addition, the Company's investor relations firm, Corporate Communications, Inc., will, among other services performed for the Company, assist in the solicitation of proxies. The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies. The Company will reimburse such persons for their expense in so doing.

     The Company anticipates mailing proxy materials and the Annual Report for the fiscal year ended December 31, 1997, to stockholders of record as of March 16, 1998, on or about March 27, 1998.


                          VOTING SECURITIES

     Only holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock"), at the close of business on March 16, 1998, are entitled to vote on the matters to be presented at the Annual Meeting.
The number of shares of Common Stock outstanding on such date and entitled to vote was 24,074,329. Each such share is entitled to one vote with respect to such matters.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection of the independent public accountants.

     Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) will be counted as present at the Annual Meeting for the purpose of determining whether or not a quorum exists. Abstentions and broker non-votes will generally not be counted for any other purpose, except that abstentions with respect to any proposal, other than the election of directors, will be treated as negative votes.

     Unless contrary instructions are indicated on the accompanying proxy, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

                        ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members divided into three classes (having two, two and three members, respectively) serving staggered three-year terms. Under the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), a majority of the directors must be unaffiliated ("Independent Directors") with the Company and CBL & Associates, Inc. and its affiliates ("CBL"). The Company succeeded to the business of CBL in November 1993. Each year the term of office of one class of directors expires.

     The Board of Directors intends to present for action at the Annual Meeting the re-election of Stephen D. Lebovitz and Winston W. Walker, whose present terms expire in 1998, to serve for a term of three years and until their successors are duly elected and shall qualify. Mr. Walker is one of the Company's four Independent Directors.

     Unless authority to vote for such directors is withheld, the enclosed proxy will be voted for such persons except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

                               NOMINEES
Set forth below is information with respect to the nominees for election:

Name                      Age       Current Position(1)

Stephen D. Lebovitz       37        Director, Executive Vice
                                    President -
                                    Development/Acquisitions
                                    and Treasurer

Winston W. Walker         54        Director

____________________

(1) The position shown represents the individual's position with the Company and CBL & Associates Management, Inc., a Delaware corporation (the "Management Company"), through which the Company's property management and development activities are conducted.

     STEPHEN D. LEBOVITZ has served as a Director and Executive Vice President -- Development/Acquisitions since January 1, 1998. Prior to that time, Mr. Lebovitz served as Director and Executive Vice President -- Development and Treasurer beginning on January 1, 1997, Director and Senior Vice President -- New England Office and Treasurer of the Company beginning in September 1993 and as Senior Vice President -- Community Center Development beginning in May 1994. Mr. Lebovitz joined CBL in 1988 as Vice President responsible for establishing and directing CBL's New England office. Prior to that time, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986. He is a Vice President of the Boston Jewish Family and Children's Services, and a member of the United Jewish Appeal Young Leadership Cabinet and a former state director for the New England states (Maine, Massachusetts, New Hampshire, Rhode Island and Vermont) of the International Council of Shopping Centers ("ICSC"). Stephen D. Lebovitz is a son of Charles B. Lebovitz and a brother of Michael I. Lebovitz.

     WINSTON W. WALKER was elected as a Director of the Company upon the completion of the Company's initial public offering in November 1993 and is a member of the Executive and Compensation Committees of the Board of Directors. Mr. Walker served as President and Chief Executive Officer of Provident Life and Accident Insurance Company of America ("Provident") from 1987 until October 1, 1993, and served in various other capacities with Provident from 1974 to 1987. Mr. Walker is a director of SunTrust Bank, Chattanooga, N.A. (formerly American National Bank) and Olan Mills, Inc. of Chattanooga, Tennessee.

                   THE BOARD OF DIRECTORS RECOMMENDS
                   A VOTE "FOR" THE ELECTION OF THE
                      TWO DIRECTORS NAMED ABOVE

                      DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is information with respect to the directors (in addition to Stephen D. Lebovitz and Winston W. Walker) and executive officers (in addition to Stephen D. Lebovitz) of the Company:

Name                   Term      Age    Current Position(1)
                     Expires*

Charles B. Lebovitz    1999       61    Chairman of the Board of Directors,
                                        President and Chief Executive Officer


John N. Foy            2000       54    Director, Executive Vice President --
                                        Finance, Chief Financial Officer and
                                        Secretary

Ben S. Landress         --        70    Executive Vice President -- Management

Ronald L. Fullam        --        55    Senior Vice President -- Development

Ronald S. Gimple        --        58    Senior Vice President and General
                                        Counsel

Michael I. Lebovitz     --        34    Senior Vice President -- Mall Projects

Eric P. Snyder          --        48    Senior Vice President and Director of
                                        Corporate Leasing

Jerry L. Sink           --        47    Senior Vice President -- Mall
                                        Management

Augustus N. Stephas     --        55    Senior Vice President -- Accounting
                                        and Controller

Claude M. Ballard      1999       68    Director

Leo Fields             1999       69    Director

William J. Poorvu      2000       62    Director

__________________

*    Indicates expiration of term as a director.
(1) The position shown represents the individual's position with the Company and the Management Company.

     CHARLES B. LEBOVITZ has served as Chairman of the Board, President and Chief Executive Officer since the inception of the Company and is a member of the Executive Committee of the Board of Directors. Prior to the Company's formation, he served in a similar capacity with CBL. Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family's development business. In 1970, he became affiliated with Arlen Realty & Development Corp. ("Arlen") where he served as President of Arlen's shopping center division, and, in 1978, he founded CBL together with his associates (the "Associates"), James Wolford, John N. Foy, Jay Wiston, and Ben S. Landress. In addition to Mr. Lebovitz, Messrs. Foy and Landress currently serve as executive officers of the Company. Mr. Lebovitz is an advisory director of First Tennessee Bank, N.A., Chattanooga, Tennessee and a National Vice Chairman of the United Jewish Appeal. Mr. Lebovitz has previously served as a trustee, Vice President (Southern Division) and Chairman of the ICSC.

     JOHN N. FOY has served as a Director and Executive Vice President -- Finance, Chief Financial Officer and Secretary of the Company since its inception and is a member of the Executive Committee of the Board of Directors. Prior thereto, he served in a similar capacity with CBL. Mr. Foy has been involved in the shopping center industry since 1969 when he joined the Lebovitz family's shopping center development business. In 1970, he became affiliated with the shopping center division of Arlen, and, in 1978, joined Charles B. Lebovitz in establishing CBL. Mr. Foy served as Chairman of the Board of First Fidelity Savings Bank in Crossville, Tennessee from December 1985 until April 1994. Since April 1994, Mr. Foy has served as a member of the Advisory Board of the First American National Bank of Chattanooga, Tennessee and he currently serves as a Director of the Chattanooga Airport Authority.

     BEN S. LANDRESS has served as Executive Vice President -- Management of the Company since January 1, 1997. Prior to that time, Mr. Landress served as Senior Vice President -- Management of the Company and prior thereto, he served in a similar capacity with CBL. Mr. Landress directs the day-to-day management of the Company's properties and is responsible for general corporate administration. Mr. Landress has been involved in the shopping center business since 1961 when he joined the Lebovitz family's development business. In 1970, he became affiliated with Arlen's shopping center division, and, in 1978, joined Mr. Lebovitz as an Associate in establishing CBL.

     RONALD L. FULLAM has served as Senior Vice President -- Development of the Company since January 1, 1997. Prior to that time, Mr. Fullam served as Vice President -- Development of the Company. Mr. Fullam joined Arlen's shopping center development division as a project manager in August 1977 and CBL as a Vice President upon its formation in 1978.

     RONALD S. GIMPLE has served as Senior Vice President and General Counsel of the Company since January 1, 1997. Mr. Gimple joined the Company in 1994 as Vice President -- Development. Prior to joining the Company, Mr. Gimple served as a Vice President of The Edward J. DeBartolo Corporation, from 1987 to 1994, and, prior to 1987, he served as General Counsel of Petrie Store Corporation, Vice President and Real Estate Counsel of BATUS Retail Group and Vice President and General Counsel of General Growth Company.

     MICHAEL I. LEBOVITZ has served as Senior Vice President -- Mall Projects of the Company since January 1, 1997. Prior to that time, Mr. Lebovitz served as Vice President -- Development and as a project manager for the Company.
Mr. Lebovitz joined CBL in 1988 as a project manager for CoolSprings Galleria in Nashville, Tennessee and was promoted to Vice President in 1993. Prior to joining CBL, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988.
He is Vice President of the Jewish Community Federation of Greater Chattanooga. Michael I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz.

     JERRY L. SINK, C.S.M. has served as Senior Vice President -- Mall Management for the Company since February 5, 1998. Prior to that time, Mr. Sink served as Vice President -- Mall Management. Prior to joining the Company, Mr. Sink served as Vice President of Retail Management of Equitable Real Estate, Chicago, Illinois, from January 1988 to June 1993 and prior to June 1993, he was affiliated with General Growth Companies, Inc. as Vice President of Management.

     ERIC P. SNYDER has served as Senior Vice President and Director of Corporate Leasing for the Company since January 1, 1997. Prior to that time, Mr. Snyder served as the Company's Vice President and Director of Corporate Leasing. Mr. Snyder joined CBL as a project manager in 1978 and was promoted to Vice President in 1984 and to Director of Corporate Leasing in 1992. From 1974 to 1978, Mr. Snyder was a leasing agent and project manager in Arlen's shopping center division.

     AUGUSTUS N. STEPHAS has served as Senior Vice President -- Accounting and Controller for the Company since January 1, 1997. Prior to that time, Mr. Stephas served as the Company's Vice President -- Accounting and Controller. He joined CBL in July 1978 as Controller and was promoted to Vice President in 1984. From 1970 to 1978, Mr. Stephas was affiliated with the shopping center division of Arlen, first as Accountant and later as Assistant Controller.

     CLAUDE M. BALLARD, CRE, M.A.I. was elected as a Director of the Company upon the completion of the Company's initial public offering in November 1993 and is Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors. Mr. Ballard joined Goldman, Sachs & Co. in 1981 as a general partner and as of December 1988 became a limited partner and senior consultant. Prior to joining Goldman, Sachs & Co., Mr. Ballard was a Senior Vice President in the real estate division of the Prudential Insurance Company of America. He is currently a director of Bedford Property Investors, Mutual Life Insurance Company of New York, Taubman Centers, Inc., a shopping center real estate investment trust, Greater New York Council, Boy Scouts of America and Horizon Hotel Corp. Mr. Ballard also served as Chairman of the Board of Rockefeller Center Properties, Inc., a mortgage real estate investment trust, until December 1994, and as a director of American Building Maintenance

Industries until October 1994. Mr. Ballard currently serves as Chairman of the Board of Directors of Merit Equity Partners, Inc.

     LEO FIELDS was elected as a Director of the Company upon the completion of the Company's initial public offering in November 1993 and is a member of the Compensation Committee and Chairman of the Audit Committee of the Board of Directors. Mr. Fields is Co-Chairman of Weisberg & Fields, Inc., an investment advisory firm he started in 1991. From 1984 through 1991, Mr. Fields directed Leo Fields Interests, a private investment firm. He was affiliated with Zale Corporation from 1947 until his retirement in 1984, serving, from 1981 to 1984, as Vice Chairman and a member of Zale's Executive Committee. He is Vice Chairman of the Institute for Social & Economic Policy in the Middle East at the John F. Kennedy School of Government at Harvard University, President of the Dallas Home for the Jewish Aged Endowment Foundation and a trustee of the M. B. and Edna Zale Foundation.

     WILLIAM J. POORVU was initially elected as a Director of the Company upon the completion of the Company's initial public offering in November 1993 and is a member of the Compensation and Audit Committees of the Board of Directors. Mr. Poorvu has, since 1981, been a professor at Harvard Business School specializing in real estate courses. Mr. Poorvu is also managing partner in several private real estate companies and has previously consulted for a number of real estate concerns. He is Chairman of the Board of Advisors of Baupost Group, L.L.C. and a trustee/director of mutual funds in the Massachusetts Financial Services Group of Funds.

     In addition to the executive officers named above, James Wolford served as Senior Executive Vice President -- Development for the Company for the period beginning September 1993 to January 15, 1997 and Jay Wiston served as Executive Vice President -- Leasing for the Company for the period beginning September 1993 to June 20, 1997. Effective as of January 15, 1997 and
June 20, 1997, respectively, Messrs. Wolford and Wiston retired as officers and employees of the Company.


BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has established standing Executive, Audit and Compensation Committees. The Board of Directors has no standing Nominating Committee. The Board of Directors met nine times in 1997. Each director attended more than 75% of the total number of Board meetings and meetings of Board committees on which the director served during fiscal year 1997.

     Executive Committee.  The Executive Committee is composed of
Charles B. Lebovitz (Chairman), John N. Foy and Winston W. Walker, who is an Independent Director. The Executive Committee may exercise all the powers and authority of the Board of Directors of the Company in the management of the business and affairs of the Company as permitted by law except with respect to (i) the declaration of dividends, (ii) issuance of stock, (iii) amendment to the Company's certificate of Incorporation or Bylaws, (iv) filling vacancies on the Board of Directors, (v) approval of borrowings in excess of $40 million per transaction or series of related transactions, (vi) hiring executive officers, (vii) approval of acquisitions or dispositions of property or assets in excess of $40 million per transaction and (viii) certain transactions between the Company and its directors and officers and certain sales of real estate and reductions of debt that produce disproportionate tax allocations to CBL pursuant to the Company's Bylaws.
The Executive Committee met two times and took action by unanimous written consent eight times during 1997.

     Audit Committee. The Audit Committee is composed of Leo Fields (Chairman), Claude M. Ballard and William J. Poorvu, all of whom are Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants and the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times during 1997.

     Compensation Committee. The Compensation Committee is composed of the four Independent Directors, with Claude M. Ballard serving as Chairman. The Compensation Committee reviews and approves compensation programs generally and, specifically, salaries, bonuses, stock awards and stock options for officers of the Company of the level of vice president or higher. The Compensation Committee met two times and took action by unanimous written consent one time during 1997.

     Advisory Committee. The Board of Directors has also appointed an Advisory Committee which consists of Ben S. Landress. The member of this committee participates in Board meetings and is otherwise available to consult with and advise the Board as requested. James Wolford served on the Advisory Committee until January 15, 1997, when he retired as an officer and employee of the Company and as a member of the Advisory Committee. Jay Wiston served on the Advisory Committee until June 20, 1997, when he retired as an officer and employee of the Company and as a member of the Advisory Committee.

COMPENSATION OF DIRECTORS

     During 1997, each Independent Director received from the Company an annual fee of $18,000. In addition to the annual fee, each Independent Director receives a meeting fee of $1,000 for each Board or Committee meeting attended (excluding telephonic meetings) and reimbursement of expenses incurred in attending meetings. Each Independent Director serving as a member of the Executive Committee receives from the Company a monthly fee of $500 in lieu of meeting fees for each Executive Committee meeting.

     Each Independent Director, on December 31 of each fiscal year of the Company, automatically receives an annual grant of options to purchase 500 shares of Common Stock having an exercise price equal to 100% of the fair market value of the shares of Common Stock at the date of grant of such option. The options granted to the Independent Directors on December 31, 1997 have an exercise price equal to $24.75 per share (based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange ("NYSE") Composite Tape on December 31, 1997). Each holder of a director option granted pursuant to this arrangement also has the same rights as other holders of options in the event of a change in control. By Resolution dated April 30, 1996, the Compensation Committee adopted certain additional terms for options granted to the Independent Directors. Pursuant to the Resolution, options granted to the Independent Directors (i) shall have a term of 10 years from date of grant, (ii) are 100% vested upon grant, (iii) are nonforfeitable except upon the Independent Director's conviction for any criminal activity involving the Company or, if non-exercised, within one year following the date the Independent Director ceases to be a director of the Company, and (iv) are non-transferrable. In addition, any person who becomes an Independent Director will receive an initial grant of 500 shares of Common Stock upon joining the Board of Directors. The transfer of such shares is restricted during the Independent Director's term and for one year thereafter pursuant to the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan (the "Stock Incentive Plan").

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information available to the Company as of March 16, 1998, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, as defined below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Except as otherwise indicated, the address of each person is the Company's address.

                                   Number of   Rule 13d-3      Fully-Diluted
                                   Shares(1)   Percentage(1)   Percentage(2)

Cohen & Steers CapitalManagement,
  Inc.(3).........................  1,714,500        7.1%           5.1%
757 Third Avenue
New York, New York 10017


FMR Corp.(4)......................  2,171,000         9.0           6.5
82 Devonshire Street
Boston, Massachusetts 02109

Morgan Stanley, Dean Witter,
  Discover & Co.(5)...............  1,440,800         6.0           4.3
1585 Broadway
New York, New York 10036

CBL & Associates, Inc.(6).........  8,718,693        27.9          21.4

Charles B. Lebovitz(7)............  9,547,422        29.7          22.9

John N. Foy(8)....................    289,289         1.2             *

Stephen D. Lebovitz(9)............    329,312         1.4             *

Ronald L. Fullam(10)..............     25,200           *             *

Eric P. Snyder(11)................     97,124           *             *

Claude M. Ballard(12)
c/o Goldman, Sachs & Co...........      8,500           *             *
85 Broad Street
New York, NY 10004

Leo Fields(13)....................     61,000           *             *
c/o Weisberg & Fields, Inc.
Preston Commons East
8115 Preston Road
Dallas, Texas 75225

William J. Poorvu(12).............      2,604           *            *
c/o Investment Resource Group
44 Brattle Street
Cambridge, Massachusetts 02138

Winston W. Walker(12).............      4,900           *            *
1069 Constitution Drive
Chattanooga, Tennessee 37405

All executive officers and
directors as a group
(14 persons)...................... 10,729,289         32.5          25.2

_________________
*  Less than 1%

(1) The Company conducts all of its business activities through CBL Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). Pursuant to the amended and restated partnership agreement of the Operating Partnership (the "Partnership Agreement"), each of the limited partners of the Operating Partnership, which include CBL and certain of the executive officers named in this Proxy Statement, has the right ("CBL Rights") to (i) exchange all or a portion of its partnership interest in the Operating Partnership for shares of Common Stock (based on the trading price of the Common Stock at the time of exchange) until it owns up to the applicable ownership limit ("Ownership Limit") as prescribed in the Company's Certificate of Incorporation and (ii) sell to the Company part or all of its remaining partnership interest in the Operating Partnership in exchange for shares of Common Stock or their cash equivalent (based on the trading price of the Common Stock), at the Company's election. See "Certain Relationships and Related Transactions." Under the terms of
    Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a stockholder. Therefore, percentage ownership of the Common Stock is computed based on the sum of
    (i) 24,074,329 shares of Common Stock actually outstanding as of March 16, 1998, (ii) shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity) and (iii) shares of Common Stock that may be acquired within 60 days of March 16, 1998 upon the exercise of outstanding options. Amounts shown were determined without regard to applicable Ownership Limits.

(2) Calculated based on 24,074,329 shares of Common Stock outstanding and assuming full exercise of all CBL Rights by all limited partners of the Operating Partnership (without regard to applicable Ownership Limits) for an aggregate of 33,550,184 shares of Common Stock. Calculation does not include 1,693,600 shares of Common Stock subject to outstanding stock options other than, with respect to each person whose fully-diluted percentage is being computed, shares which may be acquired within 60 days upon the exercise of outstanding options.

(3) In a Schedule 13G/A filed on February 12, 1998 by Cohen and Steers Capital Management Inc. ("CSCM"), CSCM reported that as of December 31, 1997 it beneficially owned 1,714,500 shares of Common Stock, or 7.1% of the total shares outstanding as of March 16, 1998. CSCM reported that it possesses (i) sole dispositive power with respect to 1,714,500 shares of Common Stock and (ii) sole voting power with respect to 1,480,900 shares of Common Stock. The Schedule 13G/A also states that CSCM has not acquired the Company's shares for the purpose of changing or influencing the control of the Company.

(4) In a Schedule 13G/A filed on February 9, 1998 by FMR Corp. and certain of its affiliates ("FMR Entities"), the FMR Entities reported that as of December 31, 1997 they collectively beneficially owned 2,171,000 shares of Common Stock, or 9.0% of the total shares outstanding as of March 16, 1998. The FMR Entities reported that they possess (i) sole dispositive power with respect to 2,171,000 shares of Common Stock and (ii) sole voting power with respect to 80,000 shares of Common Stock. The Schedule 13G/A also states that the FMR Entities have not acquired the Company's shares for the purpose of changing or influencing the control of the Company.

(5) In a Schedule 13G filed on February 12, 1998 by Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley"), Morgan Stanley reported that as of December 31, 1997 it beneficially owned 1,440,860 shares of Common Stock, or 6.0% of the total shares outstanding as of March 16, 1998. Morgan Stanley reported that it possesses (i) shared dispositive power with respect to 1,440,860 shares of Common Stock and (ii) shared voting power with respect to 1,305,260 shares of Common Stock. The Schedule 13G states that Morgan Stanley has not acquired the Company's shares for the present intention of acquiring control of the Company.

(6) Includes (i) 1,448,744 shares of Common Stock owned directly, (ii) 7,172,583 shares of Common Stock which may be acquired upon the exercise of CBL Rights and (iii) 97,366 shares of Common Stock which may be acquired by four entities controlled by CBL & Associates, Inc. (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership and Warehouse Partnership) upon the exercise of CBL Rights.

(7) Includes (i) 19,421 shares of Common Stock owned directly, (ii) 2,415 shares owned by Mr. Lebovitz' wife, 10,196 shares held in trusts for the benefit of his step-daughter and grandchildren (of which Mr. Lebovitz disclaims beneficial ownership) and 101,600 shares which may be acquired upon the exercise of CBL Rights and held in trusts for the benefit of Mr. Lebovitz and his sister, (iii) 352,903 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iv) 72,000 shares of Common Stock subject to options granted under the Stock Incentive Plan (as defined herein) which are currently exercisable with respect to such shares, (v) 42,000 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 16, 1998, (vi) 8,718,693 shares of Common Stock beneficially owned by CBL, which Mr. Lebovitz may be deemed to beneficially own by virtue of his control of CBL, and (vii) 228,194 shares of Common Stock that may be acquired by College Station Associates, an entity controlled by Mr. Lebovitz, upon the exercise of CBL Rights.

(8) Includes (i) 39,248 shares of Common Stock owned directly, (ii) 189,241 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iii) 38,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (iv) 22,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 16, 1998.

(9) Includes (i) 26,376 shares owned directly, (ii) 238,936 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iii) 38,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (iv) 25,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 16, 1998.

(10) Includes (i) 10,800 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (ii) 14,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 16, 1998.

(11) Includes (i) 3,796 shares of Common Stock owned directly, (ii) 5,326 shares of Common Stock owned by Mr. Snyder's wife and 3,563 shares of Common Stock owned by Mr. Snyder's children, (iii) 48,439 shares of Common Stock which may be acquired upon the exercise of CBL Rights,
     (iv) 21,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (v) 14,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 16, 1998.

(12) Includes 2,000 shares of Common Stock subject to immediately exercisable stock options granted to each Independent Director on December 31 of each of 1994, 1995, 1996 and 1997, in the amounts of 500 stock options per grant pursuant to the Stock Incentive Plan.

(13) Includes (i) 20,500 shares of Common Stock owned by a family limited partnership created by Mr. Fields and his wife on January 1, 1997 and in which Mr. Fields serves as a general partner, (ii) 39,500 shares of Common Stock held by members of Mr. Fields' family, with respect to which Mr. Fields acts as investment adviser and of which Mr. Fields disclaims beneficial ownership, and (iii) 1,000 shares of Common Stock subject to immediately exercisable stock options granted under the Stock Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   Based soley upon the Company's review of copies of such reports furnished to it through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 1997 there was full compliance with all filing requirements applicable to its officers, directors and ten percent stockholders, except that two executive officers (Charles B. Lebovitz and Michael I. Lebovitz) failed to timely report the acquisitions in two transactions of 800 shares each of Common Stock. These filings were subsequently made.

                          EXECUTIVE COMPENSATION

   The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its next four most highly compensated executive officers (these four and Charles B. Lebovitz being herein referred to as the "named executive officers") for the fiscal year ended December 31, 1997 and for the fiscal years ending December 31, 1996 and 1995:

                            Summary Compensation Table(1)

                                                                           Long Term Compensation
                                                                     ___________________________________
                                     Annual Compensation                       Awards            Payouts
                                __________________________________   ________________________    _______
                                                      Other          Restricted    Securities             All
Name and                                              Annual         Stock         Underlying    LTIP     Other
Principal                                             Compensation   Awards(s)     Options       Payouts  Compensation
Position(2)             Year    Salary($)   Bonus($)  ($)            ($)(3)        (#)           ($)      ($)
___________________    ______   _________   ________  ____________   ___________   ___________   ________ ____________

Charles B. Lebovitz,    1997     428,274        --         --           75,000        30,000         --      7,659(4)
Chairman of the
Board, President        1996     415,800        --         --           75,000        60,000         --      7,434(5)
and Chief Executive
Officer                 1995     385,000        --         --           75,011        60,000         --      9,426(6)
______________________________________________________________________________________________________________________
John N. Foy,            1997     276,320        --         --          100,026        16,000         --      7,659(4)
Director, Executive
Vice President --       1996     268,272        --         --           75,000        32,000         --      7,434(5)
Finance, Chief
Financial Officer       1995     248,400        --         --           75,004        32,000         --      6,444(7)
and Secretary
______________________________________________________________________________________________________________________
Ronald L. Fullam,       1997     200,764     75,000     75,000(9)          --         18,000         --      4,520(8)
Senior Vice
President --            1996     189,210     25,000     25,000(10)         --         18,000         --      4,452(11)
Development
                        1995     173,865     35,000        --              --         18,000         --      6,444(7)
______________________________________________________________________________________________________________________
Stephen D. Lebovitz,    1997     192,223        --         --          155,082        32,000         --      7,659(4)
Director, Executive
Vice President --       1996     186,624     50,000        --          100,009        32,000         --      4,452(11)
Development/
Acquisitions and        1995     172,800        --         --           60,001        32,000         --      6,444(7)
Treasurer
______________________________________________________________________________________________________________________
Eric P. Snyder,         1997     251,005        --      55,000(13)         --         18,000         --      5,798(12)
Senior Vice
President and           1996     236,933        --      40,446(14)         --         18,000         --      5,730(15)
Director of
Corporate Leasing       1995     223,825        --      20,008(16)         --         18,000         --      6,335(17)
______________________________________________________________________________________________________________________

_______________________

(1) All amounts shown represent compensation paid to the named executive officers by the Management Company.

(2) The position shown represents the individual's position with the Company and the Management Company.

(3) Amounts shown are based upon the closing price of the Common Stock on the NYSE as of the date of grant of the restricted stock awards. As of December 31, 1995, 10,158 shares of restricted stock with a value as of December 31, 1997 of $250,775 were outstanding and were held as follows:
    (i) Charles B. Lebovitz - 3,615 shares with a value of $89,245; (ii) John Foy - 3,705 shares with a value of $91,467; and (iii) Stephen Lebovitz - 2,838 share with a value of $70,063. The additional 10,158 shares of restricted stock held by the above stated executive officers as of December 31, 1995 vested on November 7, 1997, except for (i) 2,500 of the shares held by Mr. Foy, which vested on January 9, 1997, (ii) 506 of the shares held by Stephen Lebovitz, which vested on May 9, 1997, and (iii) 1,850 of the shares held by Stephen Lebovitz, which vested on December 15, 1997. As of December 31, 1996, 10,276 shares of restricted stock with a value as of December 31, 1997 of $253,688 were outstanding and were held as follows: (i) Charles Lebovitz - 3,125 shares with a value of $77,148;
     (ii) John Foy - 3,062 shares with a value of $75,593; and (iii) Stephen Lebovitz - 4,089 shares with a value of $100,947. The additional 10,276 shares of restricted stock held by the above stated executive officers as of December 31, 1996 will vest on January 1, 1999, except for 442 of the shares held by Stephen Lebovitz which will vest on June 26, 1998. As of December 31, 1997, 13,541 shares of restricted stock with a value as of December 31, 1997 of $334,293 were outstanding and held as follows: (i) Charles Lebovitz - 3,085 shares with a value of $76,161; (ii) John Foy - 4,081 shares with a value of $100,750; and (iii) Stephen Lebovitz - 6,375 shares with a value of $157,383. The additional 13,541 shares of restricted stock held by the above stated executive officers as of December 31, 1997 will vest in 1999 as follows: Charles Lebovitz' 3,085 shares will vest on October 29, 1999, John Foy's 4,081 shares will vest on January 2, 1999 and Stephen Lebovitz' shares will vest 2,973 on April 1, 1999, 1,257 on April 25, 1999 and 2,145 on November 14, 1999.
     During the vesting period, dividends will be paid on all outstanding shares of restricted stock. All of the shares of restricted stock were issued pursuant to the Stock Incentive Plan.

(4) For fiscal year 1997, amount shown represents term life insurance premiums paid by the Management Company in the amount of $3,909 and matching contributions by the Management Company under the CBL & Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan") in the amount of $3,750.

(5) For fiscal year 1996, amount shown represents term life insurance premiums paid by the Management Company in the amount of $3,684 and matching contributions by the Management Company under the Management Company's 401(k) Plan in the amount of $3,750.

(6) For fiscal year 1995, amount shown represents term life insurance premiums paid by the Management Company in the amount of $5,856 and matching contributions by the Management Company under the Management Company's 401(k) Plan in the amount of $3,570.

(7) For fiscal year 1995, amount shown represents term life insurance premiums paid by the Management Company in the amount of $2,874 and matching contributions by the Management Company under the Management Company's 401(k) Plan in the amount of $3,570.

(8) For fiscal year 1997, amounts shown represent term life insurance premiums paid by the Management Company in the amount of $770 and matching contributions by the Management Company under the Management Company's 401(k) Plan in the amount of $3,750.

(9) Represents amount paid by the Company's promissory note payable in approximately nine years.

(10) Represents amount paid by the Company's promissory note payable in approximately ten years.

(11) For fiscal year 1996, amount shown represents term life insurance premiums paid by the Management Company in the amount of $702 and matching contributions by the Management Company under the Management Company's 401(k) Profit Sharing Plan in the amount of $3,750.

(12) For fiscal year 1997, amount shown represents term life insurance premiums paid by the Management Company in the amount of $2,048 and matching contributions by the Management Company under the Management Company's 401(k) Profit Sharing Plan in the amount of $3,750.

(13) Represents amount deferred at Mr. Snyder's election pursuant to a deferred compensation arrangement between Mr. Snyder and the Company.

(14) Represents awards of 898 and 834 shares of unrestricted Common Stock granted to Mr. Snyder during fiscal year 1996 but actual date of receipt was January 1, 1997. Amount shown is based upon the closing price of the Common Stock on the NYSE as of the date of grant.

(15) For fiscal year 1996, amount shown represents term life insurance premiums paid by the Management Company in the amount of $1,980 and matching contributions by the Management Company under the Management Company's 401(k) Profit Sharing Plan in the amount of $3,750.

(16) Represents an award of 982 shares of unrestricted Common Stock granted to Mr. Snyder during fiscal year 1995. Amount shown is based upon the closing price of the Common Stock on the NYSE as of the date of grant.

(17) For fiscal year 1995, amount shown represents term life insurance premiums paid by the Management Company in the amount of $2,585 and matching contributions by the Management Company under the Management Company's 401(k) Profit Sharing Plan in the amount of $3,750.


     The following table sets forth information regarding grants of stock options made during fiscal year 1997 to each of the named executive officers:

                  OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realizable Value at
                          Securities   % of Total                                    Assumed Annual Rates of
                          Underlying   Options          Exercise                     Stock Price Appreciation For
Individual Grants         Options      Granted to       or Base                            Option Term(4)
______________________    Granted      Employees in     Price         Expiration     _____________________________
      Name                (#)(1)       Fiscal Yes(2)    ($/Sh)(3)     Date                5%              10%
______________________    __________   _____________    _________     __________     ____________     ____________

Charles B. Lebovitz         30,000          5.50          23.625        4/30/07        $445,729        $1,129,565

John N. Foy                 16,000          2.97          23.625        4/30/07         237,722           602,435

Ronald L. Fullam            18,000          3.34          23.625        4/30/07         267,437           677,739

Stephen D. Lebovitz         32,000          5.94          23.625        4/30/07         475,443         1,204,869

Eric P. Snyder              18,000          3.34          23.625        4/30/07         267,437           677,739

___________________
(1) All options granted to the named executive officers were granted pursuant to the Stock Incentive Plan on April 30, 1997 and become exercisable in five equal annual installments beginning April 30, 1998.

(2) Percentages listed are based on options to purchase a total of 539,000 shares of Common Stock granted by the Company to certain of its officers and employees during fiscal year 1997. Calculations do not include options to purchase an aggregate of 2,000 shares of Common Stock granted to the Independent Directors in fiscal year 1997 pursuant to the Stock Incentive Plan.

(3) The exercise price is generally payable in cash or, in certain circumstances by the surrender, at the fair market value on the date on which the option is exercised, of shares of Common Stock.

(4) Potential realizable value is calculated based on an assumption that the fair market value of the Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant until the end of the option term (10 years). The 5% and 10% assumed rates are mandated by the Securities and Exchange Commission for purposes of calculating realizable value and do not represent the Company's estimate or projection of future stock prices.

                AGGREGATED 1997 YEAR-END OPTION VALUES


     The following table provides information regarding the number and value of options held by each of the named executive officers at December 31, 1997. No options were exercised by any named executive officer during fiscal year 1997:

                                                  Number of Securities underlying       Value of Unexercised
                                                       Unexercised Options at                 In-the-Money
                         Shares         Value            December 31, 1997          Options at December 31, 1997
                         Acquired on    Realized  _______________________________  _______________________________
Name                     Exercised(#)   ($)       Exercisable     Unexercisable     Exercisable   Unexercisable(1)
_____________________    ____________   ________  _____________  ________________  _____________  ________________

Charles B. Lebovitz             -0-          -0-       72,000         138,000          $356,268        $538,160

John N. Foy                     -0-          -0-       38,400          73,600           190,010         287,018

Ronald L. Fullam                -0-          -0-       10,800          50,400            51,753         171,013

Stephen D. Lebovitz             -0-          -0-       38,400          89,600           190,010         304,022

Eric P. Snyder                  -0-          -0-       21,600          50,400           106,880         171,013


(1) Amounts listed are based upon the $24.6875 closing price for the Common Stock on the NYSE on December 31, 1997 (last trading day in 1997).


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Upon completion of the Company's initial public offering in November 1993, Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz entered into employment agreements (an "Employment Agreement" and collectively, the "Employment Agreements") with the Company and the Management Company (collectively, the "Employer") expiring on November 2, 1996. Pursuant to the Employment Agreements, Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz held corresponding positions with the Management Company. Upon the expiration of the Employment Agreements on November 2, 1996, these three executive officers continued to hold corresponding positions with the Management Company.

     Upon the commencement of their terms in 1993, the Employment Agreements provided for the following annual base salaries, which were paid by the Management Company: (i) Charles B. Lebovitz -- $385,000; (ii) John N. Foy
-- $230,000; and (iii) Stephen D. Lebovitz -- $160,000. The base salaries are subject to review annually for increase at the discretion of the Compensation Committee of the Board of Directors and, since 1993, the base salaries referenced above have been increased to the levels set forth on the Summary Compensation Table on page 11.

     Additionally, pursuant to the Employment Agreements, Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz were eligible for participation in bonus programs and incentive compensation and stock incentive programs as generally provided to executive officers commensurate with such officers' performance, all at the discretion of the Compensation Committee. These benefits have continued following the expiration of the Employment Agreements. The Employment Agreements also provided for certain other benefits, including life insurance, health, disability and major-medical insurance and other benefit plans maintained from time to time for the benefit of all employees of the Employer and these benefits have continued following the expiration of the Employment Agreements.

     Charles B. Lebovitz has agreed to refrain from competing with the Employer until the later of (i) November 3, 2003 or (ii) two years from the date of termination of his employment. If his employment is terminated without cause, the restrictive covenant will expire two years from the date of termination. Each of John N. Foy and Stephen D. Lebovitz have agreed to refrain from competing with the Employer, until the later of (i) November 3, 1996 or (ii) two years from the date of termination of his employment. Prohibited competition includes any participation in the development, improvement or construction of any shopping center project, acquiring any interest in a shopping center project or acquiring vacant land for development as a shopping center project. Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz are, however, permitted to hold certain investments which they owned prior to signing the Employment Agreements.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of the Independent Directors, Claude M. Ballard, Leo Fields, William J. Poorvu and Winston W. Walker with Mr. Ballard serving as Chairman. None of the members of the Compensation Committee are or have been officers or employees of the Company.

     Winston Walker is currently a member of the Board of Directors of SunTrust Bank, Chattanooga, N.A. (formerly, American National Bank) ("SunTrust"). The Company is currently maintaining a $10,000,000 line of credit from SunTrust that matures in 1999. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with such bank on competitive terms.

     Claude Ballard is a limited partner of Goldman, Sachs & Co., which has served as an underwriter in public offerings from the Company, the most recent of which occurred in January 1997, and which performs investment banking services for the Company from time to time.

     No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company) with which any member of the Compensation Committee is affiliated.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     General. The Company is a self-managed, self-administered, fully-integrated real estate company which is engaged in the ownership, marketing, management, leasing, expansion, development, redevelopment, acquisition and financing of regional malls and community and neighborhood centers.

     The Company operates through its two wholly-owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation ("CBL Holdings I"), and CBL
Holdings II, Inc., a Delaware corporation ("CBL Holdings II"). By transfers dated April 1, 1997, the Company assigned its interests in the Operating Partnership to CBL Holdings I and CBL Holdings II, which resulted in CBL Holdings I becoming the 2.8% sole general partner of the Operating Partnership and CBL Holdings II becoming a 69% limited partner of the Operating Partnership. The Company conducts substantially all of its business through the Operating Partnership. To comply with certain technical requirements of the Code applicable to REITs, the Operating Partnership carries out the Company's property management and development activities through the Management Company.

     Neither the Company nor the Operating Partnership has any paid employees. Although Charles B. Lebovitz and the other executive officers named in this Proxy Statement are executive officers of the Company, their compensation is in the form of a base salary and bonus paid entirely by the Management Company.

     The Compensation Committee determines all matters related to the compensation of all officers of the Company of the level of vice president or higher and administers the Stock Incentive Plan.

     Philosophy. It is the philosophy of the Company to ensure that executive compensation be directly linked to financial objectives that the Company believes are primary determinates of stockholder value over time. The Compensation Committee's objectives in administering the Company's executive compensation plan are to ensure that pay levels and incentive compensation are (i) competitive in attracting and retaining the best personnel, (ii) properly linked to the Company's performance, and (iii) simple in design. To fulfill these objectives, the compensation plan for executives includes base salary, performance based discretionary bonuses and periodic grants of stock awards and stock options pursuant to the Stock Incentive Plan. Non-executive employees of the Company are also eligible to participate in the Stock Incentive Plan.

     The Company believes that the ability to use the Stock Incentive Plan to attract and retain key personnel has substantial value and will be essential to the growth of the Company. The stock option and stock award elements of compensation are designed to encourage and create ownership and retention of the Company's stock by key employees in order to align their long-range interests with those of stockholders and to allow the opportunity for key employees to build, through the achievement of corporate goals, a meaningful ownership stake in the Company.

     Financial Criteria. The Compensation Committee, based on recommendations made by the Company, implemented an executive compensation program in 1994 pursuant to which officers of the level of vice president and higher received during fiscal year 1997, in addition to a base salary, incentive compensation consisting of cash, stock options and stock awards for the achievement of target levels of performance determined by the Compensation Committee. The amount of this additional compensation was determined for each executive officer based upon his contribution to the overall success of the Company. Utilizing the program's basic theory for incentivecompensation, cash, stock options and stock awards were granted during fiscal year 1997 to other employees of the Company as performance-based incentive compensation.

     Compensation of the Chief Executive Officer. Charles B. Lebovitz' base salary of $428,274 for 1997 was paid pursuant to his Employment Agreement. The Employment Agreement provides for annual reviews for salary increases and discretionary bonuses through the term of the agreement. Additionally, the Employment Agreement provides for participation in the Company's incentive plans, including the Stock Incentive Plan. During fiscal year 1997, Mr. Lebovitz received options to purchase 30,000 shares of Common Stock and awards of an aggregate of 3,085 shares of Common Stock under the Stock Incentive Plan. The awards were determined upon the same criteria as applied to the other executive officers of the Company.

     Policy Regarding Qualifying Compensation. Section 162(m) of the Code imposes a $1,000,000 ceiling on tax-deductible remuneration paid to the five most highly compensated executive officers of a publicly-held corporation. The limitation does not apply to remuneration payable solely on account of the attainment of one or more performance goals approved by a compensation committee. An amendment to the Company's Stock Incentive Plan was adopted in 1996 that limits the number of stock options that may be granted to an employee in any calendar year. This amendment conforms the Stock Incentive Plan to the requirements of "performance-based compensation" exempt from the deductibility limitations of Section 162(m) of the Code.


                        COMPENSATION COMMITTEE
                     CLAUDE M. BALLARD (CHAIRMAN)
                              LEO FIELDS
                          WILLIAM J. POORVU
                          WINSTON W. WALKER

                          PERFORMANCE GRAPH

     The graph set forth below compares the percentage change in the cumulative stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Total Return Index ("S&P 500") and The National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index(1) for the period commencing October 28, 1993 (the date on which trading of the Company's Common Stock commenced) through December 31, 1997. The following graph assumes that the value of the investment in the Company and the indices was $100 at the beginning of the period and that dividends were reinvested. The stock price performance presented below is not necessarily indicative of future results:


The Following table set forth the indices used to determine the performance graph.

                                                            Period Ending
                                    _______________________________________________________________
Index                               10/28/93   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
_________________________________   ________   ________   ________   ________   ________   ________
CBL & Associates Properties, Inc.    100.00      94.20     115.69     131.69     168.72     172.78
S & P 500                            100.00     100.27     101.59     139.77     171.72     229.03
NAREIT Equity REIT Index             100.00      94.24      97.01     111.70     151.59     182.31

____________________
 1 The NAREIT Equity REIT Total Return Index is published monthly, based on the last closing prices of the preceding month.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



MANAGEMENT AGREEMENT

     The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company's properties. The Company, through the Operating Partnership, owns 100% of the preferred stock and 5% of the common stock of the Management Company and Charles B. Lebovitz, his family and the Associates own 95% of the common stock of the Management Company. Through the ownership of 100% of the preferred stock of the Management Company, the Company enjoys substantially all of the economic benefits of the Management Company's business. The Management Company also provides management services for certain properties owned by CBL and certain other third parties for which the Management Company is paid a management fee. See "Retained Property Interests."


PARTNERSHIP AGREEMENT; CBL RIGHTS

     The Company entered into the Partnership Agreement with CBL. Pursuant to such agreement and as amended to show CBL Holdings I as the sole general partner, the Company, through CBL Holdings I and II, currently owns a 2.8% general partner interest and a 69% limited partner interest in the Operating Partnership and CBL owns a 28.2% limited partner interest in the Operating Partnership.

     Pursuant to the Partnership Agreement, CBL was granted CBL Rights, consisting of the rights to: (i) exchange all or a portion of its partnership interest in the Operating Partnership for shares of Common Stock (based on the trading price of the Common Stock at the time of conversion) until it owns up to the applicable share Ownership Limit; and (ii) sell to the Company part or all of its remaining partnership interest in the Operating Partnershipin exchange for shares of Common Stock or their cash equivalent (based on the trading price of the Common Stock), at the Company's election. The Company, however, may not pay in shares of Common Stock to the extent that this would result in CBL beneficially or constructively owning in the aggregate more than the applicable Ownership Limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company's qualification as a real estate investment trust for tax purposes.

     The purchase price (the "Purchase Price") payable upon exercise of CBL Rights is the fair market value of the partnership interests with respect to which CBL Rights are exercised (the "Offered Interests") computed as of the date on which such CBL Rights are exercised. The number of shares of Common Stock and/or cash received by the limited partners of the Operating Partnership upon exercise of CBL Rights will be based upon the trading price of the shares of Common Stock at the time of exercise. If CBL Rights are exercised for shares of Common Stock, the Purchase Price for the Offered Interests is payable by the Company's issuance of the number of shares of Common Stock having a market value at the time of exercise equal to the Purchase Price. If the CBL Rights are satisfied in cash and the Company raises such funds through a public offering of its securities, by borrowing or otherwise, the purchase price otherwise payable for the Offered Interests will be reduced by the amount equal to the transaction expenses incurred by the Company in so raising such funds (but not exceeding 5% of the Purchase Price computed without regard to such expenses).

     CBL Rights will expire in November 2043 if not exercised prior to that date. Charles B. Lebovitz, James Wolford and their respective affiliates (as defined under the attribution rules of the Code) may not transfer rights to acquire more than 6% of the outstanding shares of Common Stock to any single entity that is not an affiliate under the applicable attribution rules of the Code.

RETAINED PROPERTY INTERESTS

     CBL owns certain interests in the following properties (the "Outparcels"): (i) Outparcels at certain of the Company's properties, which are being offered for sale through the Management Company, and a minority interest in one mall; (ii) three long-term mortgages on single-user properties; and (iii) an interest in a vacant anchor store (a former Hills Department Store) at an associated center which the Company has an option to acquire. These properties were not transferred to the Operating Partnership at the time of the Company's initial public offering because their cash flow or capital structure was inconsistent with the Company's investment objectives. The aggregate gross leasable area ("GLA") of the one vacant anchor store subject to option is approximately 80,000 square feet, which, if included in the Company's properties, would represent approximately 0.3% of the total GLA.

     The Company's acquisition option is a ten-year option to acquire each property subject to option for a fixed acquisition price. The option exercise price is payable in shares of Common Stock (valued at their market price) or in cash, solely at the Company's election. If the Company elects to pay in shares, CBL may elect to receive such payment in the form of limited partner interests in the Operating Partnership which would be convertible into shares of Common Stock. The aggregate option exercise price for the remaining one vacant anchor store subject to option is $3.8 million, which amount did not exceed 10 times the annual base rent paid at the time of the Company's initial public offering under an existing lease by a tenant in place. At the time entered into, management believed that the option exercise price for each property subject to option was greater than its current fair market value. Such exercise price, however, was determined without obtaining a real estate appraisal with respect to such property. The option exercise price will be reduced by the amount of the then existing mortgage indebtedness and any other known liabilities affecting such property. The option will expire upon its sale to any non-CBL affiliate. The option may be exercised only by a majority vote of the Independent Directors. The option will enable the Company to obtain any appreciation in the value of the property over the option exercise price.

     The Company has an option to purchase any Outparcel if CBL enters into a binding agreement to enter into a lease for such Outparcel with an unaffiliated third party under which CBL agrees to construct improvements on the Outparcel at the direction and for use by the tenant. CBL intends to sell the Outparcels, and the Management Company will receive a commission of 5% of the net sales proceeds for serving as CBL's agent with respect to such sales.

     During 1997, the Company exercised its option to acquire 2 tracts of land each adjacent to one of the Company's mall's. The Company acquired the parcels from an entity comprised of CBL and a certain executive officer of the Company (namely, Charles B. Lebovitz). The acquisition price was an aggregate $1,572,970 for the two tracts and the Company acquired the parcels in return for limited partner interests in the Operating Partnership. CBL received an aggregate .2023% limited partner's interest in return for the parcels.

     Aside from the properties retained by CBL, certain members of Charles B. Lebovitz' family and his father's estate continue to own four community and neighborhood centers and two tracts of vacant land. The Company has agreed that it will not acquire any of the four community and neighborhood centers.

     The properties retained by CBL and the properties owned by the Lebovitz family are managed by the Management Company for a management fee of 3% to 5% per annum of such properties' annual rents. The Management Company is also paid a leasing commission of 5% per annum of annual rental payments for new leases and 3% per annum of annual rental payments for extensions or renewals of existing leases at the properties retained by CBL and the properties owned by the Lebovitz family. During fiscal year 1997, CBL and the Lebovitz family paid the Management Company approximately $86,280 under such management arrangements.
                                        -19-

AFFILIATED ENTITIES

     The stockholders of CBL own interests in a number of entities that have provided services to CBL in the past, some of which currently continue to provide services to the Operating Partnership. Such services are provided at competitive rates. The Independent Directors have, subsequent to the Company's initial public offering, ratified each of the following arrangements pursuant to which such services are provided.

     CBL has a non-controlling interest in a major national construction company that has been engaged by CBL in the building of substantially all of the properties and is currently being engaged by the Company for building and construction of the Company's construction properties. Charles B. Lebovitz is also a director of the construction company. The majority interest in the construction company is held by the members of its senior management, none of whom are affiliated with CBL or the Company. As of December 31, 1997, the Company had 9 active contracts (including contracts in respect of each of the construction properties) with such construction company having aggregate value of approximately $76 million. During fiscal year 1997, the Company paid approximately $82 million to this construction company.

     The construction company and CBL own all of the interests of a partnership that owns two aircraft used by the personnel of the Company and the construction company. Each partner contributes equally to fixed costs and shares variable costs through an hourly charge based on usage. The Company reimburses the partnership for costs on an hourly basis associated with use of the aircraft relating to the business of the Company. During fiscal year 1997, the Company paid approximately $840,000 as reimbursement for operating expenses pursuant to such arrangement.

     A company that provided security, maintenance and cleaning services for most of the Company's malls, office building and other properties not affiliated with the Company is majority owned by certain executive officers of the Company (namely, Charles B. Lebovitz, certain members of his family and the Associates). On February 28, 1997, substantially all of the assets of this company were sold to a third party not affiliated with CBL or any executive officer of the Company.

     An insurance agency that has in the past served as agent with respect to the placing of insurance on substantially all of the Company's properties is majority owned by Charles B. Lebovitz and the Associates. This company ceased operations on January 31, 1997.

     The Bylaws provide that any contract or transaction between the Company or the Operating Partnership and one or more directors or officers of the Company or between the Company or the Operating Partnership and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by disinterested directors or stockholders after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.

CERTAIN LEASES

     The executive officers named in this Proxy Statement and certain CBL employees are partners in partnerships that lease 21 spaces representing approximately 31,875 square feet in 14 of the Company's malls as tenants. Such spaces are operated as food service and entertainment establishments. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.

     An entity owned by an executive officer of the Company (namely, John N.
Foy) leased 661 square feet of office space at the Company's office building. Management believes that, at the time the lease was entered into, it provided for rental payments at market rates and terms. This lease expired on March 15, 1997 and this entity relocated to another space not owned by the Company.

     Shumacker & Thompson, P.C., local counsel to the Company and CBL, leases 2,536 square feet of office space at the Company's office building. The construction company, a significant minority interest of which is owned by CBL, leases 8,394 square feet of office space at the Company's office building. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.

     Renewals of any of the foregoing leases will provide for rental payments at market rates and terms at the time such renewal leases are entered into.


OTHER

     A member of the family of an executive officer of the Company (namely, John N. Foy) owns an approximately 5,000 square foot store in Hamilton Collection, a retail condominium center adjacent to Hamilton Place, one of the Company's malls located in Chattanooga, Tennessee.

     Charles B. Lebovitz, certain members of his family, the Associates and a certain executive officer of the Company (namely, Eric P. Snyder), have personally guaranteed an aggregate of $8.8 million of the mortgage debt encumbering CoolSprings Galleria, one of the Company's malls located in Nashville, Tennessee, for the length of the term of the mortgage. Such guarantee is payable only if, and to the extent that, proceeds from a foreclosure sale of the mall are not in excess of the guarantee.

     Certain members of Shumacker & Thompson, P.C., local counsel to the Company and CBL, are assistant secretaries of the Company. Shumacker & Thompson, P.C. has also provided legal services to CBL in the past and currently continues to provide such services.

     The Company has retained the law firm of Finkel Goldstein Berzow & Rosenbloom to represent the Company in connection with the bankruptcy of Caldor Corporation, with whom the Company had entered into some pre-development leases, which have been subsequently terminated prior to the commencement of any construction. The fee arrangement is a contingent arrangement providing for the firm to receive 25% of the first $1 million of recoveries from the tenant, 15% of any additional recoveries and reimbursement of all out-of-pocket expenses. Harvey L. Goldstein, Esq., a member of the firm, is the father-in-law of Stephen D. Lebovitz.

     Charles B. Lebovtiz is currently an advisory director of First Tennessee Bank, N.A., Chattanooga, Tennessee ("1st Tennessee"). The Company is currently maintaining an $80 million line of credit from 1st Tennessee that matures in 1999. There is currently approximately $67 million outstanding on this line of credit. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with such bank on competitive terms.


     See also the transactions described above under "Executive Compensation -- Compensation Committee Interlocks and Insider Participation".

   RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the year ending
December 31, 1998. Arthur Andersen LLP served as the Company's independent public accountants from the Company's inception in July 1993 to the present. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Arthur Andersen LLP to audit the Company's consolidated financial statements for the 1998 fiscal year. A representative of Arthur Andersen LLP will attend the Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              "FOR" THE RATIFICATION OF THE SELECTION OF
                 ARTHUR ANDERSEN LLP AS THE COMPANY'S
               INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998

             DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In accordance with the rules established by the Securities and Exchange Commission, stockholder proposals to be included in the Company's proxy statement with respect to the 1999 Annual Meeting of Stockholders must be received by the Company at its executive offices located at Suite 300, 6148 Lee Highway, Chattanooga, Tennessee 37421 no later than December 1, 1998.

     In addition, the Company's Bylaws provide that any stockholder of record desiring to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting (the "Anniversary Date"); provided, however, that stockholders will have additional time to deliver the required notice in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date.

                        OTHER BUSINESS OF THE MEETING


     Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which the management is not now aware may come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.
Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

                  By Order of the Board of Directors
                             JOHN N. FOY
                              Secretary


Chattanooga, Tennessee
March 27, 1998


     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CBL & ASSOCIATES PROPERTIES, INC., SUITE 300, 6148 LEE HIGHWAY, CHATTANOOGA, TENNESSEE 37421.